UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 14, 2006

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                        Brainstorm Cell Therapeutics Inc.
             (Exact Name of Registrant as Specified in its Charter)

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
             Washington                          333-61610                          912061053
    (State or Other Jurisdiction          (Commission File Number)                (IRS Employer
         of Incorporation)                                                     Identification No.)

                              110 East 59th Street
                            New York, New York 10022
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 557-9000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2006, Brainstorm Cell Therapeutics Inc. (the "Company") issued a $100,000 10% Convertible Promissory Note due September 14, 2007 (the "Note") to Vivian Shaltiel (the "Holder") in connection with the Holder's loan to the Company. Interest on the Note will accrue at the rate of ten percent per annum and will be due and payable in full on September 14, 2007 (the "Maturity Date"). Any amount overdue shall bear interest from the date it became overdue at an annual rate of fifteen percent per annum. The Note will become immediately due and payable upon the occurrence of certain Events of Default, as defined in the Note. The Holder has the right at any time prior to the close of business on the Maturity Date to convert all or part of the outstanding principal and interest amount of the Note into shares of the Company's common stock, $0.00005 par value per share (the "Common Stock"). Pursuant to the Note, the Company shall not, in any event, issue greater than 10,000,000 shares of Common Stock, in the aggregate, to the Holder upon conversion of the Note. The Conversion Price, as defined in the Note, will be 75% (50% upon the occurrence of an Event of Default) of the average of the last bid and ask price of the Common Stock as quoted on the Over-the-Counter Bulletin Board for the five trading days prior to the Company's receipt of the Holder's written notice of election to convert. The Conversion Price will be adjusted in the event of a stock dividend, reclassification or stock split.

In connection with the Holder's loan to the Company, the Company agreed to pay Zvika Borenstein a finder's fee of 10% of the loan. The net proceeds of the loan to the Company will be $90,000, which is expected to be used for general, working capital purposes.

The foregoing description is subject to, and qualified in its entirety by, the Note filed as an exhibit hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

A description of the Note and the shares of Common Stock issuable upon conversion of the Note is contained in Item 1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Note filed as an exhibit hereto and incorporated herein by reference.

The issuance of the Note and the shares of Common Stock issuable upon conversion of the Note was effected without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of such securities.


Item 5.03 Change in Fiscal Year.

On September 17, 2006, the Board of Directors of the Company determined to change the Company's fiscal year-end from March 31 to December 31. The Company's report covering the transition period beginning April 1, 2006 and ending December 31, 2006 will be filed on Form 10-KSB.


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

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Convertible Promissory Note, dated September 14, 2006, issued by the Registrant to Vivian Shaltiel.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            BRAINSTORM CELL THERAPEUTICS INC.


                                            By:  /s/ Yoram Drucker
                                                 -------------------------------
Date: September 18, 2006                         Yoram Drucker
                                                 Chief Operating Officer
                                                 (Principal executive officer)


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

                                  EXHIBIT INDEX

Exhibit No.       Description
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10.1              Convertible Promissory Note, dated September 14, 2006, issued by the Registrant to Vivian Shaltiel.

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